UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 29, 2011

Date of Report
(Date of Earliest Event Reported)

Tuffnell Ltd.

(Exact name of registrant as specified in its charter)

Nevada	000-53610	26-2463465
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Oxford St,
London W1D 2EU
United Kingdom

  (Address of principal executive offices)

011-44-020-7903-5084

  (Registrant's telephone number, including area code)

N/A

  (Former name and former address, if changed since last report)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management
Item 5.02 Election of Directors

On August 29, 2011 Mr. George T. Dory resigned as Chief Executive Officer, President, Treasurer, Secretary and a Director of Tuffnell Ltd. (“the Company”). The Company is not aware of any disagreements between Mr. Dory and any other officer or Directors of the Company.

On August 29, 2011, Mr. Robert D. Coale of California was appointed Chief Executive Officer, Chief Financial Officer, President, Treasurer and Secretary of the Company.

From 1999 until 2003, Mr. Coale was a senior project manager for A. E. Schmidt acting as design and construction coordinator for various waste-to-energy and alternative fueling projects. In this role he was responsible for the technical design, permitting, and construction oversight for numerous projects. During this time he was also a metallurgical technical advisor to Andean American Corporation.

Since 2004, Mr. Coale has been a consulting engineer continuing to work in the natural gas fueling area, as a consultant to various mining and mineral projects, and as a consultant for evaluating means and methods of silt removal from hydroelectric reservoirs. During this time, his primary client has been Gladstein, Neandross & Associates (GNA), a Santa Monica, California based environmental consulting firm specializing in alternative fuels. He has been responsible for all technical aspects in the design, equipment specification, scheduling, estimating, and construction oversight for more than 30 compressed natural gas (CNG) and liquefied natural gas (LNG) projects as well as the production of LNG from landfill gas and waste treatment plants Additionally during this time, Mr. Coale has provided technical oversight to Patriot Gold Corporation during the exploration and evaluation of properties in Arizona and Nevada. He was responsible for the development of metallurgical studies and reports on various gold properties. From October 2005 to September 2008 Mr. Coale was the President of Patriot Gold. More recently he has served on the Board of Directors of Patriot Gold and became President and CEO on October 18, 2010 and continues in this capacity today.

Mr. Coale graduated from the Colorado School of Mines with his Met.E. in 1963, the University of the Witwatersrand with his MSc. (Metallurgical Engineering) in 1971, and the University of Minnesota with his MBA in 1982. He has been directly employed in the mining industry in a variety of technical and management roles for over 45 years. These include project metallurgist for Bougainville Copper and AMAX Mining, chief metallurgist for Getty Minerals, technical director for Mine Reclamation Corporation, and President of Yuma Copper Corporation.

Currently Mr. Coale is a Director and President of Patriot Gold Corp. he is a Director of Rush Metals Corp. and Giant Oil & Gas Inc..  He is also technical advisor to Premium Exploration, Inc.  Previously, Mr. Coale has been a Director of American Goldfields Inc. and Francisco Gold Corp.  Mr. Coale is a Registered professional Engineer for the State of California.

Signatures

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2011	Tuffnell Ltd.

/s/ Robert D. Coale
Robert D. Coale, Chief Executive Officer and President